Exhibit 21

                    REPUBLIC NEW YORK CORPORATION

                             Subsidiaries

                                                            Approximate
                                                            Percentage
                                          Jurisdiction      of Voting
     Name of Entity                       Incorporation     Securities
     --------------                       -------------     -----------

Delaware Securities Processing Corp.      Delaware           100%
R/CLIP Corp.                              Delaware           100%
Republic Asset Management Corporation     New York           100%
Republic Bank California
National Association                      United States      100%
 Republic International Bank of
 New York (California)                    United States      100%
Republic Factors Corp.                    Maryland           100%
Republic Funds Services Limited           B.V.I.             100%
Republic Investments (Canada) Limited     Canada             100%
Republic Services Corporation             Maryland           100%
 RICS NJ, Inc.                            New Jersey         100%
Republic New York Mortgage Corporation    Maryland           100%
Republic New York Securities Corporation  Maryland           100%
Republic New York Securities
International Limited                     England            100%
Republic New York Trust Company
of Florida, National Association          United States      100%
RNYC Liquid Portfolio Corporation         Delaware           100%
 RNYC Liquid Portfolio Company Limited    Guernsey           100%
RNYC-NJ Realty Corp.                      New Jersey         100%

Republic Bank for Savings                 New York           100%
 Brandywine Mortgage Investors
 Corporation                              Delaware           100%
 Delaware Mortgage Investors Corporation  Delaware           100%
 Nevada Asset Management Corporation      Nevada             100%
 Williamsburgh Financial Corporation      Delaware           100%

Republic National Bank of New York        United States      100%
 Annie Sonnenblick Scholarship
 Fund, Inc.                               New York           100%
 Finalfa S.p.A.                           Italy              100%
 Republic Bullion Corporation             New York           100%
 Republic Forex Options Corporation       Maryland           100%
 Republic International Bank of New York  United States      100%
  Republic Leasing (Chile) S.A.           Chile              100%
  RIBNY Overseas Investments Holding
  Corporation                             Delaware           100%
   Republic Bullion (Far East) Limited    Hong Kong          100%
   Republic International Management
   Company S.A.M.                         Monaco             100%
   Republic Leasing (Uruguay) S.A.        Uruguay            100%
   Republic National Bank of New York
   (Singapore) Limited                    Singapore          100%
     RNB Futures (Singapore) Ltd.         Singapore          100%
   Republic National Bank of New York
   (Uruguay) S.A.                         Uruguay            100%
   Republic New York Finanziaria, S.p.A.  Italy              100%
   RNB Finance (Hong Kong) Limited        Hong Kong          100%
   RNYOIC Limited                         Guernsey           100%
 Republic New York Investment Corporation Delaware           100%
 Republic Overseas Banks Holding
 Corporation                              Delaware           100%
  Republic National Bank of New York
  (Canada)                                Canada             100%
  Republic National Bank of New York
  (Cayman) Limited                        Cayman Islands     100%
  Republic National Bank of New York
  (International) Limited                 Bahamas            100%
    Imarui, Importacao, Exportacao,
    e Servicos Ltda.                      Brazil             100%
    Republic Leasing Do Brazil S.A.
     Arrendamento Mercantil               Brazil             100%
  Republic New York Holdings (UK) Limited England            100%
   Republic Mase Bank Limited             England            100%
   Republic Mase Australia Limited        Australia          100%
    Republic Mase Australia (NZ) Limited  Australia          100%
   Republic Mase Hong Kong Limited        Hong Kong          100%
   Republic New York (UK) Limited         England            100%
  Safra Republic Holdings S.A.            Luxembourg         48.8%
   Republic Advisory Services Limited     Bermuda            100%
   Republic National Bank of New York
   (France) S.A.                          France             100%
   Republic National Bank of New York
   (Gibraltar) Limited                    Gibraltar          100%
   Republic National Bank of New York
   (Guernsey) Limited                     Guernsey           100%
    Republic New York International Trust
    Company Limited                       Guernsey           100%
   Republic National Bank of New York
   (Luxembourg) S.A.                      Luxembourg         100%
   Republic National Bank of New York
   (Suisse) S.A.                          Switzerland        100%
   Safra Republic Management Services     Guernsey           100%
   SR Transportation Services S.A.        Switzerland        33.3%
   Safra Republic Investments Limited     Guernsey           100%
    Safra Republic Investments (UK)
    Limited                               England            100%
   Republic Premises Corporation          Maryland           100%
 RNB Services Limited                     England            99.5%